UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2007

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Summary

On February 6, 2007, we entered into agreements with Aquila, Inc. (“Aquila”) to acquire the gas utilities operated by Aquila in Colorado, Iowa, Kansas and Nebraska, and the electric utility operated by Aquila in Colorado, together with certain related assets, for $940 million in cash. At the same time we entered into our agreements with Aquila, Aquila also entered into an agreement with Great Plains Energy Incorporated (“Great Plains”) for the merger of a subsidiary of Great Plains with and into Aquila. Each transaction is contingent on the completion of the other transaction, meaning that one transaction will not be completed unless the other transaction is completed.

Asset Sale Transactions

On February 6, 2007, Great Plains, Gregory Acquisition Corp., a wholly owned subsidiary of Great Plains, and we entered into (i) an asset purchase agreement with Aquila, and (ii) a partnership interests purchase agreement with Aquila and Aquila Colorado, LLC, a Delaware limited liability company and wholly-owned subsidiary of Aquila, pursuant to which we will acquire from Aquila, immediately before the completion of the merger, the assets and liabilities comprising its Colorado electric utility operations and its gas utility operations in Colorado, Iowa, Kansas and Nebraska.

The agreements provide for the payment in cash of a base purchase price of $940 million, subject to working capital and certain other adjustments. The agreements contain various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the Colorado, Iowa, Kansas and Nebraska utility businesses that are subject to usual limitations. Completion of the sale transactions is subject to various conditions, including: (i) approval of the Federal Energy Regulatory Commission; (ii) approval of the Colorado Public Utilities Commission, Iowa Utilities Board, Kansas Corporation Commission, and Nebraska Public Service Commission; (iii) the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended; (iv) the absence of a material adverse effect on the utility businesses being sold to us; and (v) the ability and readiness of Aquila, Great Plains and Gregory Acquisition Corp. to complete the merger immediately after the completion of the asset sale transactions.

The foregoing descriptions of the asset purchase agreement, partnership interests purchase agreement and merger agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the asset purchase agreement, partnership interests purchase agreement and merger agreement, copies of which are filed as exhibits to this Form 8-K and incorporated herein by reference. Each agreement contains representations and warranties of the parties made to (and solely for the benefit of) the other parties, and the assertions embodied in those representations and warranties are qualified by confidential information in schedules that the parties have exchanged with each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, because they were made as of the date of each agreement and are modified in important part by the disclosure schedules.

Item 2.03	Creation of a Direct Financial Obligation

As a condition of entering into the definitive agreement to purchase certain of Aquila’s assets, we entered into a commitment letter (the “Commitment Letter”) with ABN AMRO BANK, N.V. and certain other financial institutions on February 6, 2007 in the amount of $1.0 billion to finance a portion of the purchase price of the gas utilities operated by Aquila in Colorado, Iowa, Kansas and Nebraska and the electric utility operated by Aquila in Colorado, together with certain related assets, to finance certain costs and expenses related to the acquisition of those assets, to repay certain obligations of the utilities that we would acquire from Aquila, and finance certain transactional and integration costs related to the acquisition of those utilities. If we do not receive the consent of a sufficient number of our existing lenders under our existing credit facilities in order to purchase the assets from Aquila, certain lenders have also agreed to provide a 364 day backstop revolving credit facility of up to $500 million to replace our existing revolving credit facility. A copy of the commitment letter is filed as an exhibit to this 8-K and incorporated herein by reference.

Item 8.01	Other Events

On February 7, 2007, Aquila, Great Plains and we issued a joint press release announcing the execution of the merger agreement, asset purchase agreement, the partnership interests purchase agreement, and the transactions contemplated by those agreements. A copy of the joint press release is attached as an exhibit to this Form 8-K. This press release is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
	2.1	Agreement and Plan of Merger among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp. and Black Hills Corporation dated as of February 6, 2007.
	10.1	Commitment Letter between Black Hills Corporation and ABN AMRO BANK, N.V. and certain other financial institutions dated as of February 6, 2007.
	10.2	Partnership Interests Purchase Agreement among Aquila, Aquila Colorado, LLC, Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp., dated as of February 6, 2007.
	10.3	Asset Purchase Agreement among Aquila, Inc., Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp., dated as of February 6, 2007.
	99.1	Joint Press Release, dated February 7, 2007, issued by Aquila, Inc., Great Plains Energy Incorporated and Black Hills Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: February 7, 2007

Exhibit Index

Exhibit #

2.1	Agreement and Plan of Merger among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp. and Black Hills Corporation dated as of February 6, 2007.
10.1	Commitment Letter between Black Hills Corporation and ABN AMRO BANK, N.V. and certain other financial institutions dated as of February 6, 2007.
10.2	Partnership Interests Purchase Agreement among Aquila, Aquila Colorado, LLC, Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp., dated as of February 6, 2007.
10.3	Asset Purchase Agreement among Aquila, Inc., Black Hills Corporation, Great Plains Energy Incorporated and Gregory Acquisition Corp., dated as of February 6, 2007.
99.1	Joint Press Release, dated February 7, 2007, issued by Aquila, Inc., Great Plains Energy Incorporated and Black Hills Corporation.